                                 LEASE AGREEMENT


                                 by and between


                                   C. W. SMITH


                                       and


                            ATS REMANUFACTURING, INC.

                                      INDEX


1.   Description of Premises; Purpose. . . . . . . . . . . . . . . . . . . .   1

2.   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.   Acceptance of Premises. . . . . . . . . . . . . . . . . . . . . . . . .   2

4.   Rental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

5.   Alterations and Improvements by Lessee. . . . . . . . . . . . . . . . .   3

6.   Use of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

7.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

8.   Fire and Extended Coverage Insurance. . . . . . . . . . . . . . . . . .   4

9.   Lessee's Covenant to Repair and Replace . . . . . . . . . . . . . . . .   4

10.  Lessor's Covenant to Repair and Replace . . . . . . . . . . . . . . . .   5

11.  Trade Fixtures and Equipment, Non-Liability for Certain Damages . . . .   5

12.  Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

13.  Damage or Destruction of Premises . . . . . . . . . . . . . . . . . . .   6

14.  Mutual Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . .   6

15.  Signs and Advertising . . . . . . . . . . . . . . . . . . . . . . . . .   6

16.  Indemnification, Liability Insurance, and Hazardous Substances. . . . .   7

17.  Lessor's Right of Entry . . . . . . . . . . . . . . . . . . . . . . . .  10

18.  Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

19.  Events of Default and Remedies. . . . . . . . . . . . . . . . . . . . .  11

20.  Defaults by Lessor. . . . . . . . . . . . . . . . . . . . . . . . . . .  12

21.  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

22.  Assigning and Subletting. . . . . . . . . . . . . . . . . . . . . . . .  13

23.  Transfer of Lessor's Interest . . . . . . . . . . . . . . . . . . . . .  14

24.  Covenant of Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . .  14

25.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  14

26.  Protection Against Liens. . . . . . . . . . . . . . . . . . . . . . . .  14

27.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

28.  Nonwaiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

29.  Landlord Liability. . . . . . . . . . . . . . . . . . . . . . . . . . .  15

30.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

31.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

32.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

33.  GM Parts Shortage Facility. . . . . . . . . . . . . . . . . . . . . . .  17

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT (the "Lease") made and entered into as of the 31st day of July, 1997, by and between

                    C.W. SMITH
                    800 South York Street
                    No. 2400 Ashley Arms
                    Gastonia, North Carolina  28052

hereinafter called "Lessor"; and

                    ATS REMANUFACTURING, INC.,
                    a Delaware corporation
                    900 Oakmont Lane, Suite 100
                    Westmont, Illinois  60559

hereinafter called "Lessee";

                              W I T N E S S E T H :

     In consideration of the mutual covenants and agreements contained herein, the parties agree for themselves, their successors, and assigns, as follows:

     1. DESCRIPTION OF PREMISES; PURPOSE. Lessor hereby leases to Lessee, and Lessee hereby accepts and rents from Lessor the property of Lessor located at 1224 ISLEY ROAD, Gastonia, Gaston County, North Carolina (the "Property"); together with the exclusive right to use all buildings, parking areas, driveways, sidewalks, walkways, and other improvements and facilities located on and at the Property (collectively with the Property, the "Premises").

     2.   TERM.

          (a) INITIAL TERM. The term of this Lease (the "Initial Term") shall commence as of August 1, 1997 (the "Lease Effective Date"), and unless sooner terminated in accordance with this Lease, shall end at midnight on July 31, 2002 (the "Lease Termination Date"). As used in this Lease, the term "Lease Year" shall mean each year, or portion thereof, of the Term commencing on the Lease Effective Date and thereafter on each successive anniversary of the Lease Effective Date, and ending at the expiration of twelve (12) months thereafter (or portion thereof if the remaining term of the Lease is less than twelve (12) months) until the Lease Termination Date.

          (b) RENEWAL TERM. At the expiration of the Initial Term of this Lease, provided that Lessee is not in default hereunder, Lessee shall have the right and option to renew this Lease for one (1) additional five (5) year renewal term (the "Renewal Term"). Such Renewal Term shall commence as of the end of the Initial Term of this Lease. During such Renewal Term, the rights and obligations of Lessor and Lessee shall be those set forth in this Lease except that Lessor shall have no obligation to make any improvements in the Premises. If Lessee shall desire to exercise its right and option with respect to the Renewal Term, it shall give Lessor notice of the intent to renew in writing not less than six (6) months prior to the expiration of the Initial Term of this Lease. If Lessee shall fail to give such notice to Lessor within the time period, it shall be conclusively deemed that Lessee has elected not to renew and extend the Term of this Lease. During the Renewal Term, in addition to Base Rental, Lessee shall continue to pay Taxes and Insurance Premiums described in Subsection 4(b) of this Lease and as adjusted during the Renewal Term.

     3. ACCEPTANCE OF PREMISES. Lessee shall have the right to make improvements to the Premises in compliance with the "Description of Work" in EXHIBIT B attached hereto, with such minor variations as Lessee may deem advisable without the consent of Lessor. Lessee shall make no other improvements or modifications to the Premises except with the prior written consent of Lessor. All work done by Lessee shall be in full compliance with all applicable laws, rules, codes and regulations, and Lessee shall pay when due all sums due and owing with respect to this work. Lessee hereby indemnifies and holds Lessor harmless from all loss, claim, liability or expense incurred in any way, directly or indirectly, in connection with all work done by Lessee, or at the request of Lessee, or for the benefit of Lessee, in and to the Premise including, without limitation, reasonable attorneys fees.

     4. RENTAL. Commencing on Lease Effective Date and continuing through the full Term of this Lease, Lessee shall pay to Lessor at the address shown in
Section 31, or such other place as designated in writing by Lessor a rental consisting of the sum total of the Base Rental as described in Subsection 4(a) and shall in addition pay the Taxes and Insurance Premiums as described in Subsection 4(b).

          (a) BASE RENTAL. Monthly base rental (the "Base Rental") during the Initial Term and the Renewal Term, if applicable, of this Lease shall be $35,000.00. It is understood and agreed that the Base Rental shall commence on the Lease Effective Date (the "Rent Commencement Date").

          Each payment of Base Rental, without notice, demand, reduction, setoff or any defense, shall be made in advance on or before the first (1st) day of each month. If the Rent Commencement Date is a date other than the first day of a calendar month, the Base Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Rent Commencement Date, and Base Rental for any other partial month during the Term shall be paid in advance at that daily rate equal to the monthly Base Rental divided by the number of days in the month for which such Base Rental is due.

          (b) PAYMENT OF TAXES AND INSURANCE PREMIUMS. Commencing on the Lease Effective Date and thereafter, Lessee shall pay, without limitation, all ad valorem taxes assessed against the Property, and insurance premiums for fire and extended coverage and liability insurance policies for the Property (collectively, "Taxes and Insurance Premiums") within thirty (30) days after receipt of the bills for same or sooner if necessary to avoid a delinquency. Lessor and Lessee shall prorate the 1997 ad valorem tax as of the Lease Effective Date.

          (c) DATE DUE: LATE CHARGE. All Base Rental hereunder are due on the first (1st) business day of each successive month and shall be past due on the fifth (5th) business day of each successive month. If Lessee should fail to pay to Lessor when due any installment of rental or other sum to be paid hereunder, Lessee shall pay Lessor on demand a late charge of five percent (5%) thereof. Failure to pay such late charge upon demand therefor shall be an event of default hereunder. Provision for such late charge shall be in addition to all other rights and remedies available to Lessor hereunder or at law or in equity and shall not be construed as liquidated damages or limiting Lessor's remedies in any manner; further provided that such late charge shall automatically accrue notwithstanding whether Lessor shall have given Lessee written notice of any such delay in payment.

     5. ALTERATIONS AND IMPROVEMENTS BY LESSEE. No structural changes or other material alterations, additions, or improvements may be made to the Premises by Lessee without the prior written consent of Lessor, which consent shall be as to the plans and specifications for such changes and as to the contractor or subcontractor engaged to accomplish such changes; provided, however, Lessor's consent to changes or material alterations or improvements to the Premises, the plans and specifications for such changes and the contractor or subcontractor of Lessee for such change shall not be unreasonably withheld. All alterations, additions or improvements, including without limitation, all walls, carpeting, floor and wall coverings and other permanent real estate fixtures (excluding, however, Lessee's trade fixtures as described in paragraph 12 below) made by, for, or at the direction of Lessee, upon the expiration or earlier termination of this Lease shall become the property of Lessor and shall remain upon the Premises, unless

Lessor shall require Lessee to remove same at the sole expense of Lessee at the end of the Initial Term or Renewal Term.

     6. USE OF PREMISES. Lessee shall use the Premises only for the Lessee Operations (as later defined) and for no other purpose and shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Lessee shall save Lessor harmless from any penalties, fines, costs, expenses or damages resulting from failure to so comply. As used herein, the term "Lessee Operations" shall mean the conduct of a manufacturing, machining, warehousing and distribution operation and office and related facilities. Lessee shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Premises.

     7. TAXES. Lessee shall pay any taxes or assessments of any nature imposed or assessed upon its trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Lessee as promptly as all such taxes or assessments may become due and payable without any delinquency. Lessee shall be responsible for the payment of all ad valorem property taxes which are now or hereafter assessed upon the Premises, as Section 4.

     8.   FIRE AND EXTENDED COVERAGE INSURANCE.  Subject to the provisions of
Section 4, Lessor shall maintain and pay for a policy or policies of fire, property insurance, and extended coverage, insuring the Premises in such amounts and types as Lessor may deem advisable. If Lessee uses the Premises for any purpose or in any manner which causes an increase in Lessor's insurance rates, Lessee shall pay all additional premiums attributable to this use within thirty
(30) days after demand from Lessor in addition to all other payments due under this Lease. Lessee shall maintain and pay for all fire and extended coverage insurance on the contents of the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Lessee.

     9. LESSEE'S COVENANT TO REPAIR AND REPLACE. Lessee shall be responsible for all maintenance, repairs or replacements to the Premises of $5,000.00 or less during the first lease year and for all maintenance, repairs or replacements to the Premises after the first lease year, including, but not limited to, the heating and air conditioning systems, roof, exterior walls, structural members, including foundation and subflooring of the Premises, office fronts, plate glass windows, doors, door closure devices, window and door frames, mailing, locks and hardware and painting or other treatment of interior and exterior walls.

     Lessee's repairs and replacement shall be made promptly within a reasonable time after written notice from Lessor of the need for repairs. At the end of the term of this Lease, Lessee shall return the Premises to Lessor in as good condition as on the Occupancy Date, excepting normal wear and tear and acts of God.

     10. LESSOR'S COVENANT TO REPAIR AND REPLACE. During the first year of this Lease, Lessor shall be responsible for all maintenance, repairs or replacements to the Premises in excess of $5,000.00, including, but not limited to, the heating and air conditioning systems, roof, exterior walls, structural members, including foundation and subflooring of the Premises, office fronts, plate glass windows, doors, door closure devices, window and door frames, mailing, locks and hardware and painting or other treatment of interior and exterior walls.

     Lessor's repairs and replacement shall be made promptly within a reasonable time after written notice from Lessee of the need for repairs. At the end of the first year of this Lease, Lessee shall be responsible for repair and replacement pursuant to Paragraph 9 herein.

     11.  TRADE FIXTURES AND EQUIPMENT, NON-LIABILITY FOR CERTAIN DAMAGES.

          (a) So long as Lessee is not in default under this Lease, any trade fixtures and equipment installed in the Premises at Lessee's expense shall remain Lessee's personal property and Lessee shall have the right at any time during the term to remove such fixtures and equipment. Upon removal of any fixtures or equipment, Lessee shall immediately restore the Premises to substantially the same condition as they were when received by Lessee, ordinary wear and tear and acts of God alone excepted. Any trade fixtures and equipment not removed by Lessee at the expiration or an earlier termination of the Lease shall at Lessor's option, either: (i) become the property of Lessor or (ii) be removed by Lessor at Lessee's expense.

          (b) Lessor and Lessor's agents and employees shall not be liable to Lessee for any injury to person or damage to property caused by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises; nor shall Lessor be liable to Lessee for any loss or damage that may be occasioned by or through the acts or omissions of other lessees of Lessor's adjacent property or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of Lessor. Lessor shall not be liable to Lessee for any compensation, damages or reduction of rent by reason of inconvenience, annoyance or loss of business arising from power losses or shortages, or from the necessity of Lessor's entering the Premises for any of the purposes authorized in this Lease (assuming that such entries are planned by Lessor so as to minimize any interference with the conduct of Lessee's business), including repair of the Premises.

     12. UTILITIES. Lessee shall pay for all utilities or services related to its use of the Premises including electricity, gas, telephone and janitorial services.

     Lessor shall not be responsible for the stoppage or interruption of utilities services.

     13. DAMAGE OR DESTRUCTION OF PREMISES. If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Lessee's business, either in whole or in part, Lessor shall cause such damage to be repaired without unreasonable delay and the Annual Rent shall not be abated. If by any reason of such casualty, the Premises are rendered untenantable for Lessee's business, either in whole or in part, Lessor shall cause the damage to be repaired or replaced without unreasonable delay, and in the interim, the Annual Rental shall be equitably reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term of this Lease. Provided, however, if by reason of such casualty, the Premises are rendered substantially untenantable, and Lessor is unable to give reasonable assurances that the amount of time required to repair the damage shall not exceed one hundred eighty (180) days, then either party shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the date of casualty. Notwithstanding anything to the contrary contained in this paragraph, in the event of a casualty loss to the Premises equal to 50% or more of the replacement value for the Premises during the last Lease Year of the Term or the Renewal Term, either party may, at its option, terminate this Lease by giving written notice within 60 days after the date of the casualty and rent shall abate as of the date of such notice. Except as provided herein, there shall be no obligation of Lessor to rebuild or repair in case of fire or other casualty, and no termination pursuant to this paragraph shall affect any rights of Lessor or Lessee hereunder arising from prior defaults of the other party. Lessee shall give Lessor immediate notice of any fire or other casualty in the Premises.

     14. MUTUAL WAIVER OF SUBROGATION. For the purpose of waiver of subrogation, the parties mutually release and waive unto the other, all rights to claim damages, costs or expense for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises if the amount of such damage, cost or expenses has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives prior to loss all rights of subrogation against either Lessor or Lessee.

     15. SIGNS AND ADVERTISING. No sign shall be placed upon the Premises or the Property by Lessee other than signage described on EXHIBIT C attached hereto.

     16.  INDEMNIFICATION, LIABILITY INSURANCE, AND HAZARDOUS SUBSTANCES.

          (a) INDEMNIFICATION BY LESSEE. Lessee shall indemnify and save Lessor harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all cost and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of, the Premises if caused by or occasioned wholly or in part by any willful or negligent act or omission of Lessee, its agents, subtenants, licensees, invitees, contractors, or employees (respectively, an "Event of Tenant Misconduct"). Lessee shall also pay all costs, expenses and reasonable attorneys' fees which may be incurred by Lessor in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Lessee shall give Lessor immediate written notice of any such occurrence causing material injury to persons or property.

          (b) INDEMNIFICATION BY LESSOR. Lessor shall indemnify and save Lessee harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, including the cost and expenses thereof (including reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of, the Premises if such damage or injury is caused by any willful or negligent act or omission of Lessor, its agents or employees. Lessor shall pay all costs, expenses and reasonable attorney's fees that may be incurred by Lessee in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise.

          (c) INSURANCE. At all times during the term of this Lease, Lessee shall at its own expense keep in force public liability insurance in such amounts and with such companies as shall from time to time be acceptable to Lessor (and to any Lender having a mortgage interest in the Premises) and naming as insured both Lessor and Lessee. The amounts of such coverage, until changed at Lessor's reasonable request, shall be $3,000,000.00 with respect to bodily injury or death of one person as a result of any one accident and in amounts sufficient to cover the replacement value with respect to damage to property. In addition thereto, Lessee shall provide for "umbrella coverage" in the amount of $10,000,000.00. Lessee shall first furnish to Lessor copies of policies or certificates of insurance evidencing the required coverage and naming the Lessor as additional insured under said policies, prior to the Occupancy Date and thereafter at least ten (10) days prior to each policy renewal date. All policies required of Lessee hereunder shall contain a provision whereby the insurer is not allowed to cancel or materially change the coverage without first giving 30 days written notice to Lessor.

          (d) PRESENCE AND USE OF HAZARDOUS SUBSTANCES. Lessee shall not, without Lessor's prior written consent, keep on or around the Premises for use, disposal, treatment, generation, storage or sale, any substances designated as, or containing components designated as hazardous, dangerous, toxic or harmful (collectively referred to as "Hazardous Substances"), and/or any substance that is subject to regulation by any then current federal, state or local law, statute or ordinance and the rules and regulations implementing them, including, but not limited to, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.); the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.); the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.); and the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.). Lessor is hereby deemed to have consented to Lessee keeping on or around the Premises those Hazardous Substances kept on or around the Premises by Automatic Transmission Shops, Inc. during the lease that is being terminated on the date hereof. With respect to any such Hazardous Substance, Lessee shall:

               (1) Comply promptly, timely and in all material respects with all governmental requirements for reporting, keeping and submitting manifests, and obtaining and keeping current identification numbers;

                    (A) Submit to Lessor true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

               (2) Within ten (10) days of Lessor's request, submit written reports to Lessor regarding Lessee's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Lessor of Lessee's compliance with the applicable government regulations:

               (3) Allow Lessor or Lessor's agent or representative to come on the Premises at all reasonable times and after reasonable notice to check Lessee's compliance with all applicable governmental regulation regarding Hazardous Substances;

               (4) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to the Lease);

               (5) Comply with all applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances; and

               (6) Pay to Lessor upon demand as additional rent any and all costs reasonably incurred by Lessor and associated with Lessor's inspection of Lessee's Premises pursuant to this subparagraph and Lessor's monitoring of Lessee's compliance with this subparagraph, including Lessor's reasonable attorneys' fees and costs, payment of which expenses shall only be due if incurred by Lessor after Lessor's having reasonable belief that Lessee is not in compliance with this subparagraph and Lessor's having communicated notice of noncompliance to Lessee with Lessee having failed to comply, or commence compliance, within ten (10) days of receipt of such notice from Lessor.

          (e) UNAUTHORIZED RELEASES; CLEANUP COSTS; DEFAULT AND INDEMNIFICATION SUBJECT TO PARAGRAPH (f).

               (1) Lessee shall give immediate written notice to Lessor of any release, spill, discharge or threatened discharge of any Hazardous Substance at the Premises or surrounding environment, which release was not made pursuant to or in conformance with the terms of any permit or license issued to Lessee by the appropriate governmental authority. This notice shall include a description of measures taken or proposed to be taken by Lessee to contain and/or remedy the release and any resultant damage to property, persons, the Premises and/or the environment. Lessee shall also give immediate written notice to Lessor of any private or governmental investigation relating to Hazardous Materials on or about the Premises.

               (2) At Lessee's own expense, Lessee shall promptly take all steps necessary to contain and remedy any release of Hazardous Substances to or in the Premises or surrounding environment, and all resultant damage or injury to property, persons, and the environment. Lessor shall have the right, but not the obligation, to participate in and approve any environmental assessment or remedial cleanup plan for the Premises. Lessee, its employees, agents and contractors shall fully cooperate with any and all federal, state and local governmental officials having jurisdiction over the Premises in resolving any situation referring to the presence of Hazardous Substances on or about the Premises.

               (3) Lessee shall be fully and completely liable to Lessor for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Lessee's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

          (f) Lessee shall indemnify, defend and save Lessor harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Lessor (as well as Lessor's attorneys' fees and costs) as a result of Lessee's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances. With regard to this subparagraph (e), Lessee's obligations hereunder shall survive the expiration or earlier termination of this Lease.

               (1) Upon Lessee's default under subparagraphs (d) or (e), and in addition to the rights and remedies set forth elsewhere in this Lease, Lessor shall be entitled to the following rights and remedies.

                    (i) At Lessor's option, to terminate this Lease immediately;
               and

                    (ii) To recover any and all damages associated with the
               default, including, but not limited to, cleanup costs and charges, civil and criminal penalties and fees, loss of business by Lessor, and any and all damages and claims asserted by third parties and Lessor's attorneys' fees and costs.

          (g) LIMITATIONS. Notwithstanding subparagraph (f), Lessee shall have not liability to Lessor with respect to any Environmental Liabilities (as defined in the Asset Purchase Agreement of even date herewith among Lessor, Automatic Transmission Shops, Inc., Lessee and Aftermarket Technology Corp.) unless and to the extent that Environmental Liabilities constitute Buyer Environmental Liabilities (as defined in such Asset Purchase Agreement).

     17.  LESSOR'S RIGHT OF ENTRY.

          (a) Lessor, and those persons authorized by Lessor shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making inspections or showing the same to prospective purchaser and/or lenders.

     Further, during the last six (6) months of the Initial Term or of the Renewal Term, Lessor and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective lessee.

     18.  EMINENT DOMAIN.

          (a) If the whole of the Premises, or portion of the Premises as shall substantially interfere with Lessee's use and occupancy of the Premises, is taken under the power of eminent domain (including any conveyance made in lieu thereof) then either party shall have the right to terminate this Lease by giving written notice of such termination within 30 days after notice of such taking. If neither party elects to terminate this Lease, Lessor shall repair and restore the Premises to the best possible tenantable condition and the Annual Rental shall be equitably reduced. All compensation awarded for any taking or the proceeds of a private sale in lieu thereof shall be the property of Lessor, whether such award is for compensation for damages to the Lessor's or Lessee's interest in the Premises, and Lessee hereby assigns all of its interest in any such award to Lessor; provided, however, Lessor shall not have interest in any separate award made to Lessee for loss of business, moving expense or the taking of Lessee's trade fixtures or equipment if a separate award for such items are made to Lessee.

          (b) In the event a substantial portion, as reasonably determined by Lessor, of the Premises is so taken by eminent domain, Lessor may, by written notice to Lessee, terminate this Lease within thirty (30) days after notice of such taking.

          (c) In the event of a taking of the Premises which does not substantially interfere with Lessee's use and occupancy of the Premises, or in the event other portions of the Premises are taken and Lessor elects not to terminate this Lease, Lessor shall promptly proceed to restore the Premises (if affected) to substantially their condition prior to such taking, and Rent shall be abated proportionately to that portion of the Premises which is subject to such taking.

     19.  EVENTS OF DEFAULT AND REMEDIES.

          (a) Upon the occurrence of any one or more of the following events (the "Events of Default"), Lessor shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

               (i) Lessee's failure to pay when due any rental or other sum of money payable hereunder within fifteen (15) days after such payment becomes due;

               (ii) Failure by Lessee to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after written notice thereof;

               (iii) Lessee becomes bankrupt or insolvent, or files any debtor proceedings, or files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of Lessee's assets, and such petition or appointment is not set aside within sixty (60) days from the date of such petition or appointment, or Lessee makes an assignment for the benefit of creditors; or

               (iv) Lessee vacates, abandons, or fails to operate in the Premises or any substantial part thereof for thirty (30) or more consecutive days or allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

          (b) In addition to its other remedies, Lessor, upon an Event of Default by Lessee, shall have the immediate right to reenter the Premises provided such reentry can be accomplished without a breach of the peace.
     If Lessor reenters the Premises, it may either terminate this Lease or from time to time without terminating the Lease make such alterations and repairs as may be necessary or appropriate to relet the Premises, and relet the Premises upon such terms and conditions as Lessor deems advisable under general market conditions. No retaking of possession of the Premises by Lessor shall be deemed as an election to terminate this Lease; however, the entering into of a new lease by Lessor for the Premises shall be deemed a termination of the Lease. Lessee shall, however, remain liable for rentals due up to the time of such termination, all shortages in rentals due after the time of such termination and shall also be responsible for costs and expenses including, but not limited to, reasonable attorneys' fees, incurred by Lessor in connection with the retaking of the Premises. Formal notice of termination of the Lease may also be given at any time by Lessor to Lessee in writing following an Event of Default by Lessee.

     20. DEFAULTS BY LESSOR. In the event Lessor shall at any time be in default under the observance or performance of any covenant or agreement required to be performed or observed by Lessor hereunder and such default shall continue for a period of thirty (30) days after written notice to Lessor from Lessee specifying the violation (or if such default is not capable of being cured in a reasonable manner within thirty (30) days, then if lessor has failed to commence to cure the same within said thirty (30) day period and thereafter diligently prosecuted the same to completion), then Lessee shall have the right to cure Lessor's breach default and/or perform such obligations on Lessor's behalf and recover from Lessor all reasonable costs and expenses incurred in connection with such cure; or, alternatively, Lessee shall be entitled to all remedies otherwise available in law or equity under the laws of the United States of the State or North Carolina. In no event, however, shall Tenant be entitled to terminate this Lease by reason of Lessor's default, except as otherwise provided herein, except pursuant to a judgment of a court of competent jurisdiction providing for such termination.

     21. SUBORDINATION. This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed upon the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however if requested by Lessor, Lessee shall promptly execute and deliver to Lessor any such certificate or certificates as Lessor may reasonably request evidencing subordination of this Lease to the assignment of this Lease as additional security for such mortgages or deeds of trust, including, without limitation a subordination agreement; provided, however, in each case, the holder of the mortgage or deed of trust (a "Mortgagee") shall agree that Lessee's rights to quiet enjoyment and possession under this Lease shall not be divested by foreclosure or other default proceedings thereunder so long as Lessee shall not be in default under the terms of this Lease. Lessee shall continue its obligations under this Lease in full force and effect notwithstanding any such foreclosure or default proceedings by a Mortgagee. Lessee will, upon request by Lessor, execute and deliver to Lessor or to any other person designated by Lessor, any instrument or instruments required to give effect to the provisions of this paragraph.

     22. ASSIGNING AND SUBLETTING. Lessee shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Lessor, the determination as to which the judgment of Lessor shall be conclusive. If Lessee makes any such assignment, mortgage, sublease or pledge with Lessor's written consent, Lessee will still remain primarily liable for the performance and observation of all of the terms of this Lease required to be observed or performed by the Lessee hereunder. Lessor shall have the option, in its sole discretion, to terminate this Lease effective as of the proposed effective date of the assignment or subletting, by giving Lessee written notice thereof within thirty (30) days after Lessor's receipt of said notice from Lessee (in the event Lessee shall propose to sublet only a portion of the Premises, Lessor shall have the additional option to terminate this Lease as to that portion of the Premises proposed to be sublet). Should Lessor not elect to so terminate this lease in connection with any proposed subletting or assignment, Lessor shall continue to have the right to disapprove same. Upon any subletting or assignment by Lessee without Lessor's written consent, any renewal options, expansion options, and/or rights of first refusal granted herein shall become null and void. Consent by Lessor to one or more assignments or sublettings shall not operate as a waiver of Lessor's rights as to any subsequent assignments or sublettings. Lessor understands that on or after the date hereof Lessee is granting or will grant to The Chase Manhattan Bank and certain other banks a security interest in, among other things, all of Lessee's Documents, Equipment, General Intangibles, Instruments and Inventory (as each of those terms is defined in the Uniform Commercial Code) as collateral for Lessee's guarantee of the obligations of Aftermarket Technology Corp. under that certain Revolving Credit Agreement dated as of February 14, 1997 among such banks and Aftermarket Technology Corp. (as the same may be amended or replaced from time to time) and Lessor hereby consents to the granting of such security interest to the extent that it constitutes a security interest in this Lease, the Premises or any interest in the whole or in any portion thereof.

     23. TRANSFER OF LESSOR'S INTEREST. Provided Lessor is not in default hereunder, if Lessor shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Lessor hereunder, then Lessor shall thereupon be released or discharged from all covenants and obligations hereunder and Lessee shall look solely to Lessor's successor in interest for performance of all of Lessor's obligations. Lessee's obligations under this Lease shall in no manner be affected by Lessor's assignment hereunder, and Lessee shall thereafter attorn and look solely to such successor in interest as the Lessor hereunder.

     24. COVENANT OF QUIET ENJOYMENT. Lessor represents that it has full right and authority to lease the Premises and Lessee shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as it does not default in the performance of any of the terms hereof.

     25. ESTOPPEL CERTIFICATES. Within fifteen (15) days after a request by Lessor, Lessee shall deliver a written estoppel certificate, in form supplied by or acceptable to Lessor, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Lessor or Lessee, that Lessee is in possession, that Lessee has commenced the payment of rent, and that there are no defenses or offsets claimed by Lessee with respect to payment of rentals under this Lease.

     26. PROTECTION AGAINST LIENS. Subject to paragraph 22, Lessee shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Lessee. If any such lien is filed against the Premises, Lessee shall either cause the same to be discharged of record within thirty (30) days after filing or, if Lessee, in its discretion and in good faith, determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Lessee shall fail to discharge such lien within said time period or fail to furnish such security, then, Lessor may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Lessor acts to discharge or secure the lien then Lessee shall immediately reimburse Lessor for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Lessor involving such lien together with interest on the total expenses and costs at the maximum lawful rate.

     27. FORCE MAJEURE. In the event Lessor or Lessee shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period.

     28. NONWAIVER. No course of dealing between Lessor and Lessee, or any delay or omission of Lessor in exercising any right arising from the Lessee's default, shall impair such right or be construed to be a waiver of a default.

     29. LANDLORD LIABILITY. All obligations of Lessor hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Lessor only during the period of its ownership and possession of the Premises and not thereafter. The term "Lessor" shall mean only the owner, for the time being of the Premises and the Property, and in the event of the transfer by such owner of its interest in the Premises or the Property, such owner shall thereupon be released and discharged from all covenants and obligations of the Lessor thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. In the event of any breach or default by Lessor in any term or provision of this Lease, Lessee agrees to look solely to the equity or interest then owned by Lessor in the land and improvements which constitute the Premises or the Property; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Lessor which is now or hereafter a party to this Lease.

     30. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term of this Lease without Lessor's acquiescence, Lessee shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal; in addition, the Base Rental required to be paid under this Lease shall automatically become the amount of one hundred fifty percent (150%) of the Base Rental payable with respect to the last calendar month of the term of this Lease.

     31. NOTICES. Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States Mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed as follows:

     AS TO LESSOR:  C. W. Smith
                    800 South York Street
                    No. 2400 Ashley Arms
                    Gastonia, North Carolina  28052

     AS TO LESSEE:  ATS Manufacturing, Inc.
                    400 Corporate Drive
                    Mahwah, New Jersey  07430
                    Attention:  Chief Financial Officer

     The addresses of Lessor and Lessee and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

     32.  MISCELLANEOUS.

          (a) BROKERAGE. Each party warrants to the other that no person or entity is entitled to or has a claim for commission or related fee arising out of this Lease. Accordingly, Lessor shall and does hereby indemnify and hold Lessee harmless from and against any claim for commission which may be payable in connection with this Lease and asserted by any party arising out of any act or agreement by Lessor. Lessee shall and does hereby indemnify and hold harmless Lessor from and against any claim for any commission which may be payable in connection with this Lease and asserted by any party arising out of any act or agreement by Lessee.

          (b) EVIDENCE OF AUTHORITY. If requested by Lessor, Lessee shall furnish appropriate legal documentation evidencing the valid existence and good standing of Lessee and the authority of any parties signing this Lease to act for Lessee.

          (c) NATURE AND EXTENT OF AGREEMENT. This Lease, together with all exhibits hereto and the Asset Purchase Agreement referred to in paragraph 16(f), contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of lessor and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state of North Carolina.

          (d) BINDING EFFECT. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Lessor until executed by Lessor and delivered to Lessee. No amendment or modification of this Lease shall be binding upon Lessor unless same is in writing and executed by Lessor.

          (e) CAPTIONS AND HEADINGS. The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

          (f) LEASE REVIEW. The submission of this Lease to Lessee for review does not constitute a reservation for or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Lessor and Lessee.

          (g) MEMORANDUM OF LEASE. Upon the request of either party, the other party shall join in the execution of a Memorandum of this Lease in recordable form. Either party may record the Memorandum in the appropriate public registry, at its own expense. Neither party shall record the Lease itself without the written consent of the other party.

     33. GM PARTS SHORTAGE FACILITY. Lessor currently rents (the "GM Lease") on a month-to-month basis from Lessor property known as the GM Parts Storage Facility, 2015 North Chester Street, Gastonia, North Carolina (the "GM Space") for the storage of parts. As a material consideration hereunder, Lessee shall, at the time it makes the Base Rental payments to Lessor, provide to Lessor the number of square feet used by GM to store parts (the "Square Foot Number") in the GM Space for the month proceeding the month that a particular Base Rental payment is due. Lessor and Lessee acknowledge that the Square Foot Number is used in calculating the rent owed by GM to Lessor under the GM Lease.

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.


                              LESSOR:


                              /s/ C. W. Smith                            (SEAL)
                              -------------------------------------------
                              C. W. Smith



                              LESSEE:

                              ATS REMANUFACTURING, INC.,
                              a Delaware corporation


                              By: /s/ Stephen J. Perkins
                                 ----------------------------------------
                                   Name:  Stephen J. Perkins
                                   Title: Chief Executive Officer
ATTEST:

/s/ Joseph Salamunovich
------------------------------
Joseph Salamunovich, Secretary

(CORPORATE SEAL)

STATE OF NORTH CAROLINA

COUNTY OF GASTON


     Before me, the undersigned Notary Public in and for the County and State aforesaid, personally came C. W. SMITH and acknowledged the due execution of the foregoing instrument in writing for the purposes therein expressed.

     WITNESS my hand and notarial seal, this 31st day of July, 1997.



                              /s/ Martha S. Curry
                              -------------------------------------------
                                             Notary Public

My Commission Expires:

STATE OF NORTH CAROLINA

COUNTY OF GASTON


     This 31st day of July, 1997, before me, the undersigned Notary Public in and for the County and State aforesaid, personally came Stephen J. Perkins, who, being duly sworn, says that he is Chief Executive Officer of ATS REMANUFACTURING, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that he signed and sealed said instrument on behalf of said corporation by its authority duly given. And the said Stephen J. Perkins acknowledged said instrument to be the act and deed of said corporation.

     WITNESS my hand and seal this 31st day of July, 1997.



                              /s/ Martha S. Curry
                              -------------------------------------------
                                             Notary Public

My Commission Expires:

                                GUARANTY OF LEASE

LESSOR: C. W. SMITH                     SHOPPING CENTER:
                                        1224 ISLEY RD.

LESSEE: ATS REMANUFACTURING, INC.       LEASE DATED: JULY 31, 1997


     FOR VALUE RECEIVED, and in consideration of and as an inducement for the execution and delivery of the Lease referred to above between Lessor and Lessee, the undersigned Guarantor hereby guarantees to Lessor, the full and prompt payment of all Rent, and any and all other sums and charges payable by Lessee under the Lease, and the full and timely performance and observance of all the covenants, terms, conditions and agreements in the Lease to be performed and observed by the Lessee. Guarantor hereby covenants and agrees that if default shall at any time be made by the Lessee in the payment of any such Rent or of the covenants, terms, conditions or agreements in the Lease, the Guarantor will promptly pay such Rent and other sums and charges to the Lessor, and/or perform and fulfill all of such terms, covenants, conditions and agreements, and will pay the Lessor all damages and expenses, including attorneys' fees, that may arise in consequence of any default by the Lessee under the Lease of by the enforcement of this Guaranty.

     This Guaranty in any absolute and unconditional guaranty of payment and of performance. It shall be enforceable against the Guarantor, without the necessity of any suit or proceedings on the Lessor's part of any kind or nature whatsoever against the Lessee and without the necessity of any notice of non-payment, non-performance, non-observance, acceptance of this Guaranty, or any other notice or demand to which the Guarantor hereby expressly waives. The Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or failure to assert by the Lessor against the Lessee any of the rights and remedies available to the Lessor or by relief of Lessee from any of the Lessee's obligations under this Lease by the rejection of the Lease in connection with proceedings under the Bankruptcy laws now or hereafter in effect or otherwise.

     This Guaranty shall be a continuing guaranty and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason on any extensions of time that may be granted by the Lessor to the Lessee or by reason of a change for different use of the Demised Premises or by reason of any dealings or transactions or matters or things occurring between Lessor and the Lessee, whether or not the Guarantor has knowledge or notice thereof. Lessor reserves the right to obtain credit report.

     The assignment by Lessor of the Lease and/or the Rents and other receipts thereof made either with or without the Guarantor's knowledge or notice shall in no manner whatsoever release the Guarantor from any liability as Guarantor.
This Guaranty may be assigned by Lessor.

     All the Lessor's rights and remedies under the said Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be an exclusion or a waiver of any of the others. This Guaranty shall be binding upon the Lessor and Lessee and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty of Lease as of the day and year set forth below.


GUARANTOR:

AFTERMARKET TECHNOLOGY CORP,
a Delaware Corporation



By: /s/ Stephen J. Perkins
   ---------------------------------
          ____________President


ATTEST:



/s/ Joseph Salamunovich
-----------------------------------
          ___________ Secretary

(Corporate Seal)


                                        2